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                                                                    EXHIBIT 10.2


                         AGREEMENT OF PURCHASE AND SALE

                                [SPALDING RIDGE]


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into by SPALDING RIDGE, L.L.C., a Georgia limited liability company ("Seller") and CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Purchaser") under the following circumstances:

         A. Contemporaneously herewith, Purchaser is entering into four other Agreements of Purchase and Sale, one with Holcomb Place, L.P., a Georgia limited partnership (the "Holcomb Agreement"), one with Dekalb Chase, L.P., a Georgia limited partnership (the "Dekalb Chase Agreement"), two with Boca Corners, L.P., a Georgia limited partnership (the "Boca Corners Agreements") and one with AOP, L.P., a Georgia limited partnership (the "AOP Agreement") (the foregoing agreements are sometimes hereinafter collectively called the "Related Purchase Agreements").

         B. Pursuant to the Holcomb Agreement, the Dekalb Chase Agreement and the Boca Corners Agreements (sometimes hereinafter collectively referred to as the "Boca Corners Portfolio Agreements"), for an aggregate purchase price of $71,300,000 and upon and subject to the terms and conditions therein set forth, Purchaser has agreed to purchase, and the above referenced partnerships entering into such agreement (collectively, the "Boca Corners Sellers") have agreed to sell to Purchaser, the six office and office/service properties located in Atlanta, Georgia and the one office/service property located in Boca Raton, Florida described in such agreements (the "Boca Corners Properties").

         C. Pursuant to the AOP Agreement, for a purchase price of $43,200,000 and upon and subject to the terms and conditions therein set forth, Purchaser has agreed to purchase from the above referenced limited partnership entering into such agreement (the "AOP Seller") the five office and office/service properties located in Atlanta, Georgia described in such agreement (the "AOP Properties").

         D. Contemporaneously herewith, Purchaser is also entering into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") with Peterson Management Company, a Georgia corporation ("Peterson Management") pursuant to which, for a purchase price of $10,500,000 and upon and subject to the terms and conditions therein set forth, Purchaser has agreed (i) to acquire and Peterson Management has agreed to sell to Purchaser, substantially all of the assets of Peterson Management, including the accounts receivable, personalty, management and leasing agreements, and other contract rights more particularly described therein (the "Management Assets"), and (ii) that it will enter into an employment agreement (the "Employment Agreement") and a non-complete agreement (the "Non-Compete Agreement") with Robert Peterson, all as therein provided for, upon the consummation of the transactions contemplated under such agreement, as well as those contemplated under this Agreement and the other agreements hereinbefore described (other than the Spalding Ridge Agreement).
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         E.      It is the intention of the parties to this Agreement and the above agreements that the transactions provided for under such agreements be interdependent, and that none of such transactions shall proceed unless all of such transactions proceed.

         NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Purchaser and Seller hereby agree as follows:


                      ARTICLE 1:  PROPERTY/PURCHASE PRICE

         1.1     Certain Basic Terms.

         (a)     Seller Notice Address:

                                        c/o Peterson Properties
                                        Attn:  Robert E. Peterson
                                        Suite 700
                                        2849 Paces Ferry Road
                                        Atlanta, Georgia 30339
                                        Telephone:  770-432-3200
                                        Facsimile:  770-431-0782

                 With a copy to:        King & Spalding
                                        191 Peachtree Street
                                        Suite 4800
                                        Atlanta, Georgia 30303
                                        Attn:  Scott J. Arnold
                                        Telephone: 404/572-4600
                                        Facsimile:  404/572-5148


         (b)     Purchaser Notice Address:

                                        CARRAMERICA REALTY CORPORATION
                                        Attention:  Robert G. Stuckey and
                                        Joseph D. Wallace
                                        1700 Pennsylvania Avenue, N.W.
                                        Washington, D.C.  20006
                                        Telephone:  202/624-7500
                                        Facsimile:  202/638-0102

                 With a copy to:        Mayer, Brown & Platt
                                        Attn:  Caroline Brower
                                        141 East Palace Avenue
                                        Santa Fe, New Mexico 87501
                                        Telephone: 505/820-8186
                                        Facsimile: 505/820-7334

         (c)     Date of this Agreement:  The later date of execution by the
                                        Seller and the Purchaser, as
                                        indicated on the signature page.

         (d)     Purchase Price:           $5,236,040.





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         (e)     Earnest Money:            $100,000.


         (f)     Due Diligence Period:     The period ending 60 days after the
                                  Date of this Agreement.

         (g)     Closing Date:    As designated by the Purchaser upon not less
                                  than 5 days' prior notice to Seller, but no later than 10 days after the expiration of the Due Diligence Period, as such date may be extended pursuant to any express provision of this Agreement.

         (h)     Title Company:   Chicago Title Insurance Company
                                  Attn: Frank Jansen
                                  700 South Flower Street, Suite 920
                                  Los Angeles, California  90017
                                  Telephone:  213/488-4346
                                  Facsimile:  213/891-0834

         (i)     Escrow Agent:    Chicago Title Insurance Company
                                  Attn:  Erica Meinhardt
                                  5775-C Peachtree Dunwoody Road
                                  Suite 200
                                  Atlanta, Georgia  30342
                                  Telephone:  404/303-6300
                                  Facsimile:  404/303-6302


         1.2 Property. Subject to the terms and conditions of this Agreement of Purchase and Sale (the "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

         (a) The "Real Property," being the land described in Exhibit A attached hereto; all improvements and fixtures (other than fixtures owned by tenants pursuant to the Leases) located thereon, including but not limited to the office building and related improvements under construction on such land (collectively, the "Improvements"); all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property; and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.

         (b) The landlord's interest in the "Leases," being all leases of space or other occupancy agreements affecting the Improvements, including leases or occupancy agreements which may be made by Seller after the date hereof and before Closing as permitted by this Agreement, and all amendments and supplements thereto, together with any and all guaranties and security received by the landlord in connection therewith.





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         (c)     The "Personal Property," being all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy or improvement of the Real Property, including without limitation: equipment; machinery; furniture; art work; furnishings; office equipment and supplies; and, whether stored on or offsite, all tools, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements. The term "Personal Property" also shall include any and all deposits, bonds or other security deposited or delivered by Seller with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property.

         (d) The "Project Agreements" being all right, title and interest of Seller in and to all contracts and agreements for design, engineering, consulting, equipment, supply, furnishing and construction services provided or to be provided in connection with the Land and/or the Improvements, and all change orders, amendments or modifications thereto and all guaranties, bonds and security received in connection therewith.

         (e) The "Intangible Property," being all, right, title and interest of Seller in and to all intangible personal property now or hereafter used in connection with the design, construction, operation, ownership, maintenance, management, or occupancy of the Real Property, including without limitation: all construction plans, drawings and specifications for the Improvements, including without limitation all landscaping plans (the "Plans and Specifications"), which Plans and Specifications are itemized in Exhibit B hereto, and all development plans, shop drawings and other submittals; all bonds, security instruments, letters of credit and/or cash or other collateral posted by Seller with any governmental entity to secure Seller's completion of any of the Improvements as well as any bonds or security received by Seller from any contractor or subcontractor under any of the Project Agreements; all trade names and trade marks associated with the Real Property, including without limitation the name of the building comprising a part of the Improvements; all construction and building permits, approvals and licenses and applications for any of the foregoing; warranties; indemnities; claims against third parties; applications, permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser hereunder; and all books and records relating to the Property.

         1.3 Earnest Money. Within 5 business days after the execution of this Agreement, Purchaser shall deposit the Earnest Money with the Escrow Agent. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement and that certain Earnest Money Escrow Agreement entered into contemporaneously herewith by the parties and the Escrow Agent (the "Earnest Money Escrow Agreement"). The Earnest Money shall be held and disbursed by the Escrow Agent pursuant the Earnest Money Escrow Agreement. In addition to any other right or remedy of Purchaser under this Agreement, the Earnest Money shall promptly be returned to Purchaser pursuant to the Earnest Money Escrow Agreement if Seller is in default under this Agreement, or Peterson Management or any of the Related Sellers are in default under the Asset Purchase Agreement or any of the Related Purchase Agreements, as applicable, and Purchaser elects to terminate this Agreement pursuant to Paragraph 1.5, or if this Agreement is terminated for any reason other than Purchaser's default hereunder.

         1.4 Remedies. Seller's sole remedy in the event of Purchaser's default in its obligation to close this transaction shall be to terminate this Agreement and to retain as liquidated damages the Earnest Money, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. In the event of a Seller default hereunder, if such default is willful or intentional, Purchaser may elect to terminate this Agreement and receive a refund of the Earnest Money, or to pursue such other remedies as may be available to Purchaser at law or in equity, including specific performance.
If, however, Seller's default is not willful or intentional, and if the remedy of specific performance is available to Purchaser, the remedy of specific performance shall be Purchaser's sole and exclusive remedy hereunder, Purchaser hereby waiving the right to sue Seller for monetary damages, or for any remedies available at law or in equity other than the right of specific
performance.    If, however, Seller shall default hereunder and the equitable remedy of specific performance is not available, then Purchaser shall have the right to seek recovery from Seller of Purchaser's direct damages, but hereby waives any right to recover any consequential, speculative or other special damages in such event. For purposes of this provision, specific performance shall be considered not available to Purchaser if the court declines to grant the remedy of specific performance or if the nature of Seller's default or other conditions then existing are such that upon obtaining specific performance Purchaser would receive materially less than Purchaser bargained for in this Agreement.

         1.5     Interdependent Transactions.   Seller and Purchaser agree
that:

                  (i) Purchaser's obligations under this Agreement are expressly contingent upon Seller, the Boca Corners Sellers and the AOP Seller (the "Related Sellers") performing their obligations under the Related Purchase Agreements and Peterson Management performing its obligations under the Asset Purchase Agreement;

                 (ii) Seller's obligations under this Agreement are expressly contingent upon Purchaser performing its obligations under the Related Purchase Agreements and the Asset Purchase Agreement;

                 (iii) The Closing under this Agreement and the closings under the Related Purchase Agreements, and the Asset Purchase Agreement shall occur simultaneously and Seller and Purchaser shall cooperate with one another in so scheduling the Closing. Any extension of the closing date under any of the Related Purchase Agreements or the Asset Purchase Agreement pursuant to any express provision therein set forth (but not if by subsequent mutual agreement) shall automatically result in an extension of the Closing Date under this Agreement;

                 (iv) In the event any of the Related Sellers or Peterson Management default in their obligations under the Related Purchase Agreements





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or the Asset Purchase Agreement and Purchaser elects to endeavor to obtain specific performance of the subject agreement(s), Purchaser may proceed with the Closing hereunder on the date scheduled as the Closing Date or, so long as Purchaser is not in default hereunder; adjourn the Closing hereunder for such period of time as may be necessary for Purchaser (not to exceed 120 days), proceeding with reasonable diligence and in good faith, to obtain such remedy. If Purchaser has elected to adjourn the Closing hereunder, and if the remedy of specific performance is not available to Purchaser or the aforesaid 120 day period expires prior to obtain relief satisfactory to Purchaser, then Purchaser may, by delivering written notice to Seller, proceed with the Closing hereunder or terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except pursuant to any provisions which by their terms survive any termination of this Agreement. For purposes of this provision, specific performance shall be considered not available to Purchaser if the court declines to grant the remedy of specific performance or if the nature of the applicable party's default is such that upon obtaining specific performance Purchaser would receive materially less than Purchaser bargained for in the subject agreement;

                 (v) In the event Purchaser terminates any of the Related Purchase Agreements or the Asset Purchase Agreement pursuant to any express right therein granted, for reasons other than a default of the applicable Related Sellers or Peterson Management thereunder, this Agreement shall automatically terminate concurrently therewith and Purchaser shall receive a refund of all earnest money deposited hereunder and thereunder; and

                 (vi) Any default by Purchaser under any of the Related Purchase Agreements and/or the Asset Purchase Agreement shall constitute a default by Purchaser under this Agreement.


                             ARTICLE 2:  INSPECTION

         2.1 Seller's Delivery of Specified Documents. To the extent such items are in Seller's possession or control and have not heretofore been provided to Purchaser, Seller shall provide to Purchaser or give Purchaser, and its representatives full access to, at all reasonable times, within 5 business days after the Date of this Agreement, the following with respect to the Property, as well as such other information as Purchaser may reasonably request (the "Property Information"):

         (a) Rent Roll. A current rent roll and delinquency report, including outstanding tenant concessions, tenant improvement reimbursements, leasing commissions or fees, and outstanding landlord obligations for tenant improvements (collectively for all Projects, the "Rent Rolls") certified by a representative of Seller satisfactory to Purchaser;

         (b) Tax Statements. Copies or a summary of ad valorem tax statements relating for the current year or other current tax period (if available);

         (c) Leases. Copies of all Leases (and any and all guaranties or other security in connection therewith);





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         (d)     Commission Schedule and Agreements.  A schedule (the
"Commission Schedule") and copies of all commission agreements related to the Leases or the Property;

         (e) Tenant Information. Copies of financial statements of all tenants under Leases;

         (f) Project Agreements. A list together with copies of all Project Agreements;

         (g) Leasing Materials. All lease files, proposals, leasing brochures and other materials relating to the marketing of the Property;

         (h) Reports. Any environmental, soil, structural engineering, drainage and other physical inspection reports, assessments, audits and surveys related to the Property;

         (i) Plans and Specifications. The Plans and Specifications, together with any Construction Change Directives, Addenda, Modifications, approved Change Orders and any pending Change Orders (as such items are defined in the documents prepared by the American Institute of Architects) or change order requests or other requests or demands for an extension of time for performance and/or additional compensation under any of the Project Agreements; copies of all payment and/or performance bonds or other security received from any contractor or subcontractor under any of the Project Agreements; copies of all bonds, security instruments, letters of credit or other collateral posted by Seller with any governmental authority to secure Seller's obligation to complete any of the Improvements; project meeting minutes, project logs, cash flow reports, applications for payment, payment certifications, construction schedules and updates of same; inspection reports from any governmental entity; pending requests for information or clarifications; lien waivers, any stop work notices, or claims for mechanics' liens; all books, records, notices, correspondence and files relating to the design, engineering and construction of the Improvements; all shop drawings and other submittals and any space planning plans, workletters, drawings and specifications relating to any tenant space (collectively the "Project Documents");

         (j) Insurance. Copies of Seller's certificates of insurance for the Property and any notices received from insurance carriers as well as certificates of the insurance required from all contractors, engineers, and architects providing services in connection with the Improvements;

         (k) Proceedings. Copies of any documents or materials relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting the Property or the ability of Seller to consummate the transaction contemplated by this Agreement; and

         (l) Existing Title and Survey Documents. Copy of Seller's existing title insurance policy and any existing surveys of the Property.

         At such time as the last item of Property Information shall have been delivered or made available to Purchaser, Seller shall deliver to Purchaser a written notice (the "Property Information Notice") certifying that all such deliveries have been completed together with an itemization of the matters delivered or made available to Purchaser. Seller shall have the continuing obligation during the pendency of this Agreement to provide Purchaser with any document described above and coming into Seller's possession or produced by Seller after the initial delivery of the Property Information.

         2.2 Due Diligence. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property and, in Purchaser's sole and absolute judgment and discretion, to determine whether the Property is satisfactory to Purchaser and to obtain appropriate internal approval to proceed with this transaction. Purchaser may terminate this Agreement pursuant to this Paragraph 2.2 by giving notice of termination to Seller on or before the last day of the Due Diligence Period. This Agreement shall continue in full force and effect if Purchaser does not give the notice of termination. Upon such termination, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate, except pursuant to any provisions which by their terms survive a termination of this Agreement.

         Purchaser shall have reasonable access to the Property and all books and records for each Project that are in Seller's or its property manager's possession or control for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling with Seller's prior written consent not to be unreasonably withheld or delayed), and any other inspections, studies, or tests reasonably required by Purchaser. During the pendency of this Agreement, Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property and any offices where the records of the Property are kept for the purpose of examining and making copies of all books and records and other materials relating to the Property in Seller's or its property manager's possession or control. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, tenants, any lender providing construction financing for the Improvements, contractors, subcontractors, architects, engineers, and other parties to the Project Agreements and municipal, local and other government officials and representatives, and Seller consents to such inquiries.
Purchaser shall keep the Property free and clear of any liens arising by, through or under Purchaser, and will indemnify, defend, and hold Seller harmless from all claims asserted by third parties against Seller to recover for personal injury or property damage as a result of Purchaser's entry onto the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to its condition before any such inspection or test. The obligations of Purchaser under the preceding two sentences shall survive the Closing or termination of this Agreement.

         2.3 Tenant Estoppels. Seller shall endeavor to secure and deliver to Purchaser, no later than 2 business days before the Closing Date, estoppel certificates from tenants under all Leases in the form of Exhibit C attached hereto (the "Tenant Estoppels"). The Tenant Estoppels shall be delivered to Purchaser no later than 10 days prior to the expiration of the Due Diligence Period. Seller shall provide Purchaser with copies of the Tenant Estoppels for Purchaser's review and comment before delivering the Tenant Estoppels to tenants. Purchaser's obligation to close this transaction is subject to the condition that (i) as of Closing Purchaser shall have received a Tenant Estoppel in the form set forth as Exhibit C from each tenant that has then executed a Lease, (ii) each such Lease shall be in full force and effect subject only to satisfaction of the landlord's obligations to be performed prior to the commencement date of the term, and (iii) no tenant under any Leases shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding.

          If Seller is unable to obtain all the Tenant Estoppels in the required form above, Purchaser shall have the option, as its sole and exclusive remedy, of either terminating this Agreement and receiving a refund of the Earnest Money, or proceeding with the Closing.


                      ARTICLE 3:  TITLE AND SURVEY REVIEW

         3.1 Delivery of Title Commitment and Survey. Purchaser shall cause to be prepared (and shall deliver copies to Seller and its counsel) (i) a current, effective commitment for title insurance (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price with Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment, (ii) a current ALTA-ACSM Urban survey of the Property (the "Survey"), including a certification addressed to Purchaser, in the form attached hereto as Exhibit D; and (iii) copies of Uniform Commercial Code searches in the name of Seller, any manager of Seller, and the Property issued by the Title Company or a search company acceptable to Purchaser ("UCC Searches").

         3.2 Title Review and Cure. During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment, the Survey and UCC Searches. Purchaser shall be entitled to object to any title matters shown on the Title Commitment, Survey or UCC Searches, in its sole discretion, by a written notice of objections delivered to Seller on or before the expiration of the Due Diligence Period. Seller will cooperate with Purchaser, at no expense to Seller, in curing any objections Purchaser may have to title to the Property. Seller shall have no obligation to cure title objections except liens and security interests created by, under or through Seller, all of which liens and security interests Seller shall cause to be released at the Closing. Seller agrees to remove such exceptions or encumbrances to title which arise after the Date of this Agreement to the extent created by, through or under Seller. As to any other exceptions or objections raised by Purchaser, Seller shall have, without any obligations to do so, 14 days from the receipt of Purchaser's notice of objections either to have such exceptions or objections removed or, if acceptable to Purchaser, to provide affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion. If Seller fails either to provide for the removal of such exceptions or objections or to obtain affirmative title insurance protection for such exceptions or objections satisfactory to Purchaser in Purchaser's sole discretion within such 14 day period, then Purchaser may elect to terminate this Agreement by delivering written notice to Seller within 14 days following such period. Upon delivery of such termination notice by Purchaser, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement except pursuant to any provisions which by their terms survive a termination of this Agreement, and the Earnest Money shall be immediately returned to the Purchaser. If after the expiration of the Due Diligence Period the Title Company revises the Title Commitment, or the surveyor revises the Survey to add or modify exceptions, or to add or modify the conditions to obtaining any endorsement requested by Purchaser during the Due Diligence Period, then Purchaser may terminate this Agreement and receive a refund of the Earnest Money if provision for their removal or modification satisfactory to Purchaser is not made. Purchaser shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Purchaser did not object as provided above, or to which Purchaser did object, but with respect to which Purchaser did not terminate this Agreement. If there are exceptions or objections raised by Purchaser, the Closing Date shall be extended to the extent necessary to permit Seller and Purchaser to exercise their rights as provided above.

         3.3 Delivery of Title Policy at Closing. As a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser at Closing an ALTA Owner's Policy (Revised 10-17-70 and 10-17-84) (or other form if required by state law) of title insurance, with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), issued by the Title Company as of the date and time of the recording of the Deed (as defined below), in the amount of the Purchase Price, containing the Purchaser's Endorsements, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions (the "Title Policy"). "Permitted Exceptions" means exceptions approved by Purchaser pursuant to this Agreement and real estate taxes not yet due and payable. "Purchaser's Endorsements" shall mean, to the extent such endorsements are available under the laws of the state in which the Property is located: (1) owner's comprehensive; (2) access; (3) survey (accuracy of survey); and (4) location (survey legal matches title legal). Seller shall execute at Closing an ALTA Statement (Owner's Affidavit) and any other documents, undertakings or agreements required by the Title Company to issue the Title Policy at Closing in accordance with the provisions of this Agreement.

         3.4 Title and Survey Costs. Purchaser shall pay for the cost of the Survey, including any revisions necessary to make the Survey conform to the requirements of this Agreement, the cost of the premium for the Title Policy, including the premium for extended coverage and Purchaser's Endorsements and the cost of the UCC Searches.


                    ARTICLE 4:  OPERATIONS AND RISK OF LOSS

         4.1     Ongoing Operations.  During the pendency of this Agreement:

         (a) Construction of Improvements. During the pendency of this Agreement, Seller shall continue, in its capacity as "Owner" under the Project Agreements, to cause the construction of the Improvements to proceed in accordance with the requirements of such Project Agreements and in substantial accordance with the Plans and Specifications and shall enforce the requirements of the Project Agreements, and shall otherwise continue in conformity with its past practices and procedures, the administration and management of the construction of the Improvements. Seller shall keep Purchaser apprised of the status of construction, shall provide copies to

Purchaser, as and when received by Seller, of: (i) all requests for information; (ii) prior to making payment in respect thereof, applications for payment and invoices for payment under the Project Agreements together with supporting documentation and certificates for payment; (iii) prior to agreeing thereto, proposed Change Orders, Construction Change Directives, Addenda, and Modifications; (iv) project meeting minutes; (v) inspection certifications and correspondence relating thereto; (vi) any claims for additional compensation or an extension in time for performance under any of the Project Agreements; (vii) any notices of any violations of any legal or regulatory requirements applicable to the performance of the work; (viii) any schedule modifications;
(ix) all shop drawings and other submittals; and (x) any other material matters relating to the completion of the Improvements.

         (b) Maintenance of Insurance. Seller shall continue to carry its existing insurance and require that all parties to the Project Agreements maintain the insurance therein required through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

         (c) Change Orders, Modifications, New Contracts. From and after the Date of this Agreement through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends enter into or amend, terminate, waive any default under, or grant concessions regarding, any Project Agreements, or any other contract or agreement that will be an obligation affecting the Property or binding on the Purchaser after the Closing, or if Seller desires to execute and Change Order or Construction Change Directive or otherwise agree to or permit any change in the work provided for in the Plans and Specifications, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any contract, amendment, Change Order, Construction Change Directive, modification to the Plans and/or Specifications and/or any other document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller will not amend, terminate, waive any default under, or grant concessions regarding, any Project Agreements or any contract or agreement that will be an obligation affecting the Property or binding on the Purchaser after the Closing or agree to any Change Order, Construction Change Directive or any other modification to the Plans and/or Specifications, without in each instance the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed.

         (d) Listings and Other Offers. Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of any of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property.

         (e) Leasing Arrangements. From and after the Date of this Agreement through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends to amend, terminate, waive any default under, grant any concession regarding, enter into, or incur any obligation for leasing commissions in connection with, any Lease, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any Lease, document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller will not amend, terminate, waive any default under, grant concessions regarding, enter into, or incur any obligation for leasing commissions in connection with, any Lease without Purchaser's prior written consent in each instance.

         (f) Maintenance of Permits. Seller shall maintain in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership or improvement of the Property and the construction of the Improvements.

         4.2 Damage. Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. If such damage is not material, then (1) Seller shall, to the extent possible, begin repairs prior to the Closing out of any insurance proceeds received by Seller for the damage, (2) at Closing Purchaser shall receive all insurance proceeds not applied to the repair of any such Property prior to the Closing (including rent loss insurance applicable to any period from and after the Closing Date) due to Seller for the damage, (3) any uninsured damage or deductible (including rent abatement not covered by rent loss insurance), as reasonably estimated by Purchaser, shall be credited to Purchaser at Closing, and (4) Purchaser shall assume the responsibility for the repair after the Closing. If such damage is material, Purchaser may elect by notice to Seller given within 14 days after Purchaser is notified of such damage (and the Closing shall be extended, if necessary, to give Purchaser such 14 day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser. Damage as to any one or multiple occurrences is material if the cost to repair the damage, as reasonably estimated by Purchaser, plus the cost of rent abatement after Closing resulting from the damage, exceeds $500,000 or entitles tenants whose Leases cover, in the aggregate, in excess of 20,000 rentable square feet to terminate their Leases.

         4.3 Condemnation. Seller shall promptly give Purchaser written notice of any eminent domain proceedings that are contemplated, threatened or instituted with respect to the Property. By notice to Seller given within 14 days after Purchaser receives notice of any such proceedings in eminent domain, and if necessary the Closing Date shall be extended to give Purchaser the full 14 day period to make such election, Purchaser may terminate this Agreement or proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.

                              ARTICLE 5:  CLOSING

         5.1 Closing and Escrow. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of King and Spalding. Closing shall occur through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Escrow Agent shall agree in writing with Seller and Purchaser that (1) recordation of the Deeds constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.

         5.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

         (a) The other party's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

         (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made by the other party at Closing have been tendered;

         (c) As of the Closing Date, no action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by such party;

         (d) Any other condition set forth in this Agreement to such party's obligation to close is not satisfied by the applicable date;

         (e) The Related Purchase Agreements and the Asset Purchase Agreement shall be in full force and effect; and

         (f) As a condition to Purchaser's obligation to close, at Closing Seller shall not be in default under any agreement to be assigned to, or obligation to be assumed by, Purchaser under this Agreement and no material default by any other party to any of the Project Agreements shall then be continuing.

         So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date or other applicable date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition except for breach by a party of a covenant in which case the Closing shall not relieve such breaching party from any liability it would otherwise have hereunder.

         5.3 Seller's Deliveries in Escrow. Seller shall deliver in escrow to the Escrow Agent the following:

         (a) Deed. A limited warranty deed for the Property warranting title against any party claiming by, through or under Seller (the "Deed");

         (b) Bill of Sale and Assignment of Leases and Contracts. A Bill of Sale and Assignment of Leases and Contracts in the form of Exhibit E attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable, together with such consents to such assignment as Purchaser may reasonably require from the contractors, engineers, architects and other consultants who are parties to the Project Agreements;

         (c) Certificate. A certificate from Seller that each of the representations and warranties contained in Paragraph 7.1 hereof is true and correct as set forth herein as of the Closing Date modified to correct any change arising from and after the Date of this Agreement. Such certificate shall contain an updated certified Rent Roll, list of Plans and Specifications and Project Agreements (including any modifications agreed to since the Date of this Agreement) which Seller shall certify to be true and correct as of Closing;

         (d) Insurance. An assignment of Seller's right, title and interest in and to any builder's risk insurance maintained by Seller and certificates of insurance from all other parties obligated to maintain insurance under the Project Agreements evidencing that such insurance is in full force and effect and naming Purchaser, to the extent appropriate, as an additional insured under such policies;

         (e) Contractor Bonds. An assignment to Purchaser of Seller's right, title and interest in and under all payment and/or performance bonds delivered by any contractor or subcontractor in connection with the completion of the Improvements and the consent of the applicable sureties to such assignment;

         (f) Seller Bonds. An assignment to Purchaser of any bonds or other security posted with any governmental authority by Seller to secure Seller's obligation to complete any of the Improvements, together with the consent to such assignment from the surety or other issuer and the applicable governmental authority;

         (g) Notice to Tenants. A notice to each tenant in the form of Exhibit F attached hereto;

         (h) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

         (i) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed in accordance with the withholding provisions in such Act;

         (j) Tenant Estoppels. Estoppel certificates satisfying the conditions in Paragraph 2.3, dated not earlier than 30 days before the Closing Date;

         (k) Lien Waivers. Lien waivers from all parties having lien rights under the Project Agreements, as well as their subcontractors and sub-subcontractors, of any lien rights they may have with respect to services provided and paid for prior to the Closing Date;

         (l) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to Purchaser, the Escrow Agent and the Title Company, including an opinion of counsel satisfactory to Purchaser in its reasonable judgment;

         (m) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Seller hereunder.

         5.4 Purchaser's Deliveries in Escrow. Purchaser shall deliver in escrow to the Escrow Agent the following:

         (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account;

         (b) Bill of Sale and Assignment of Leases and Contracts. The Assignment, executed by Purchaser;

         (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

         (d) Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to Seller, the Escrow Agent and the Title Company, including an opinion of counsel satisfactory to Seller in its reasonable judgment; and

         (e) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Purchaser hereunder.

         5.5 Closing Statements/Escrow Fees. Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this

Agreement in the form required by the Escrow Agent. The Escrow Agent's escrow fee, closing charges, and any cancellation fee shall be divided equally between and paid by Seller and Purchaser. If Seller and Purchaser cannot agree on the closing statement to be deposited as aforesaid because of a dispute over the prorations and adjustments set forth therein, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Purchase Price and placed in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.

         5.6 Sales, Transfer, and Documentary Taxes. Seller shall pay all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state or local law.

         5.7 Possession. At the time of Closing, Seller shall deliver to Purchaser possession of the Property subject only to the Permitted Exceptions.

         5.8 Delivery of Books and Records. Immediately after the Closing, Seller shall deliver to the offices of Purchaser's property manager: the original Leases and Project Agreements; copies or originals of all Project Documents and any other books and records of account, contracts, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all permits and warranties; all advertising materials, booklets, keys and other items, if any, used in the operation of the Property; and, if in Seller's possession or control, original copies of the Plans and Specifications; all other available plans and specifications and all operation manuals. Seller shall cooperate with Purchaser after Closing to transfer to Purchaser any such information stored electronically.



                     ARTICLE 6: PRORATIONS AND ADJUSTMENTS

         6.1 Prorations. Not less than 3 business days prior to Closing, Seller shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments under this Article 6. The items in subparagraphs (a) through (e) of this Paragraph 6.1 shall be prorated between Seller and Purchaser as of the close of the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to
Purchaser:

         (a) Taxes and Assessments. Purchaser shall receive a credit for any accrued but unpaid real estate taxes and assessments (including without limitation any assessments imposed by private covenant) applicable to any period before the Closing Date, even if such taxes and assessments are not yet due and payable. If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. Purchaser shall receive a credit for any special assessments which are levied or charged against the Property, whether or not then due and payable. Any attorneys fees incurred by either Seller or Purchaser in connection with the reduction of real estate taxes benefitting each of Seller's and Purchaser's period of ownership, respectively, also shall be prorated as of the Closing Date.

         (b) All amounts paid by Seller from and after the Date of this Agreement pursuant to, and in accordance with the terms and provisions of, the Project Agreements shall be reimbursed by Purchaser at Closing, and, subject to Seller's complying with the limitations on changes and modifications set forth in Paragraph 4.1(b), Purchaser shall assume responsibility for all amounts due and owing under the Project Agreements subsequent to the Closing.

         (c) Utilities. To the extent utility are not being paid by the general contractor, Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date; and such adjustment shall be reprorated when the next utility bills are received.

         6.2 Post-Closing Adjustments. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. No other expense related to the ownership or operation of the Property shall be charged to or paid or assumed by Purchaser, whether allocable to any period before or after the Closing, other than those obligations expressly assumed by Purchaser.

         6.3 Leasing Commissions. Purchaser shall assume, in writing, the obligation to pay any leasing commissions due after the Closing Date, but only to the extent such leasing commissions are identified in the Commission Schedule or approved by Purchaser after the Date of this Agreement.

         6.4 Tenant Improvements and Allowances. Purchaser shall assume at Closing landlord's obligation for tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances, rent abatement, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases in place as of the Date of this Agreement or Leases or amendments entered into during the pendency of this Agreement in conformity with the requirements of Paragraph 4.1(c) or renewals or expansion rights properly exercised after the Date of this Agreement and any change orders or additions to tenant improvements or changes in the scope of work or specifications agreed to by Seller in conformity with the following provisions.

          From and after the Date of this Agreement through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends to agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to tenant improvement obligations, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any change order or other document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller shall not agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to any tenant improvement obligations without Purchaser's prior written approval.

         6.5 Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Purchaser.

         6.6 Wages. Purchaser shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing before Closing for employees at the Property or arising from the termination of such employees at or prior to Closing. Purchaser shall not be liable for any obligations accruing before Closing under any union contract applicable to any such employees or arising from the termination of any such employees or prior to Closing.

         6.7 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at the Closing.

         6.8 Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.


                   ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

         7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, subject to any conflicting or inconsistent information contained in the Property Information, Seller represents and warrants to Purchaser that:

         (a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing as a Georgia limited liability company. Seller is in good standing and is qualified to do business in the
state in which the Real Property is located.   Seller has the full right and
authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms.

         (b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement, or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement. There is not now pending or, to the best of Seller's knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against the Seller that would prevent Seller from performing its obligations hereunder or against or with respect to the Property. To Seller's knowledge, no condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property. Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

         (c) Leases. The documents constituting the Leases that are delivered to Purchaser pursuant to Paragraph 2.1 are true, correct and complete copies of all of the Leases affecting the Property, including any and all amendments or supplements thereto, and guaranties or other security in connection therewith. Except as set forth in the Commission Schedule, there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and, to the best of Seller's knowledge, no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To the best of Seller's knowledge, except as disclosed in the Property Information, no tenants have asserted nor are there any defenses or offsets to rent accruing after the Closing Date and no default or breach exists on the part of any tenant. Seller has not received any notice of any default or breach on the part of the landlord under any Lease.

         (d) Project Agreements. The list of Project Agreements delivered to Purchaser pursuant to this Agreement is true, correct, and complete as of the date of its delivery. The documents constituting the Project Agreements delivered to Purchaser are true, correct and complete copies of all of the Project Agreements relating to the Property, or any portion thereof. Neither Seller nor, to Seller's knowledge, any other party is in default under any of the Project Agreements.

         (e) Environmental. Seller has no knowledge of any violation of Environmental Laws related the Property or the presence or release of Hazardous Materials on or from the Property except as disclosed in the Property Information. Neither Seller nor, to Seller's knowledge, any tenant or other occupant, has manufactured, introduced, released or discharged from or onto any of the Projects any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), and neither Seller nor, to Seller's knowledge, any tenant or other occupant, has used any Project or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

         (f) Withholding Obligation. Seller's sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or the Property.

         (g) ERISA. Seller is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such employee benefit plan or plans.

         (h) Plans and Specifications and Project Documents. To the best of Seller's knowledge, the Plans and Specifications and Project Documents delivered or made available to Purchaser constitute all of the Plans and Specifications and Project Documents applicable to the Property and are true, accurate and complete copies of same.

         (i) Compliance of Improvements. To Seller's actual knowledge, the Improvements have been constructed, to the extent completed, in substantial compliance with the Plans and Specifications therefor and applicable law.

         (j) Sufficiency of Contract Sums. Seller has no reason to believe that the undisbursed balance of the construct sums under the contracts for construction for the Improvements will not be sufficient to pay for all costs and expenses associated with the lien free completion of the Improvements in accordance with the Plans and Specifications and applicable legal requirements within the time provided under the current construction schedule delivered to Purchaser during the Inspection Period.

         (k) Approvals. Seller and to Seller's knowledge Seller's general contractor, has obtained all permits, licenses and approvals required under applicable laws, codes, rules and regulations and private covenants for the construction of the Improvements, all such permits, licenses and approvals are in full force and effect, and Seller has not received any notice of a pending or threatened revocation of or notice of any violation under any such permits, licenses or approvals.

         (l)     Disputes with Contractors   There are no material pending
claims or disputes with Seller's general contractor for the Improvements, or, to Seller's knowledge, with any subcontractor, or any other party under any of the Project Agreements, for additional compensation and/or an extension of time for performance.

         7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

         (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Maryland corporation. in good standing in the State of Maryland, and will be qualified to do business in the state in which the Real Property is located on the Closing Date. Subject only to obtaining certain internal approvals on or before the expiration of the Due Diligence Period, Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

         (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

         7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the Date of this Agreement and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 1 year. Seller and Purchaser shall have the right to bring an action thereon only if Seller or Purchaser, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such 1-year period, provided Purchaser agrees that any action brought by it for a breach of any of Seller's representations and warranties shall only be brought against the manager of Seller, and Purchaser shall not seek recovery from, and hereby waives any cause of action it may have against, any of the limited partners of Seller on account of any breach of Seller's representations and warranties. Any representations and warranties of Seller pertaining to information contained in estoppel certificates obtained from tenants shall, as to such tenants, expire as of the later of receipt of such estoppel certificate or the Closing Date. To the extent Purchaser obtains actual knowledge of any breach or inaccuracy in any representation or warranty of Seller prior to Closing and Purchaser nevertheless proceeds with Closing, Purchaser shall be deemed to have waived any right, claim or cause of action arising out of the breach or inaccuracy in any such representation or warranty.

         7.4 Seller's Knowledge. For purposes hereof, "to the best of Seller's knowledge" or words of like effect shall mean the actual knowledge and belief, without investigation beyond files or materials in the possession of Peterson Management Company of Robert Peterson and Earl Yancey, and "to Purchaser's knowledge" or words of like effect means the actual knowledge and belief, without investigation beyond the matters delivered or made available to Purchaser as part of the Property Information or disclosed in any Tenant Estoppels, of Joseph Wallace and Robert Stuckey.

         7.5 Except as specifically set forth in this Agreement, Seller hereby specifically disclaims and Purchaser hereby waives any warranty, guaranty or representation, oral or written, past, present or future of, as to, or concerning: (i) the nature and condition of the Property, including but not by way of limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may wish to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise, except for any warranties contained in Seller's deed; (iv) compliance of the Property or its operation with any laws, rules, ordinances or regulations of any government or other body or with any covenants, conditions or restrictions of record that may affect the Property; or (v) the presence or absence of any toxic or hazardous materials at the Property. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS, WHERE-IS" BASIS AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES AND HAS MADE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT IN NO WAY LIMITED TO ANY WARRANTY OF OWNERSHIP, EXISTENCE, QUALITY, QUANTITY, VALUE, CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PERSONALTY. THIS DISCLAIMER DOES NOT EFFECT AN ASSUMPTION OF ANY LIABILITY BY PURCHASER AND IT SHALL NOT BE CONSTRUED TO WAIVE ANY RIGHTS OF CONTRIBUTION OR INDEMNITY OR OTHERWISE AFFECT THE LIABILITIES OF THE PARTIES TO EACH OTHER OR TO THIRD PARTIES UNDER ENVIRONMENTAL LAWS.


                           ARTICLE 8:  MISCELLANEOUS

         8.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Agreement without Seller's consent to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

         8.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

         8.3 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         8.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

         8.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

         8.6 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

         8.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.


         8.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all before agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         8.9 Time of the Essence. Time is of the essence in the performance of this Agreement.

         8.10 Confidentiality. Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the specific prior written consent of Purchaser, except for such disclosures to Seller's lenders, creditors, officers, employees and agents as may be necessary to permit Seller to perform its obligations hereunder.

         8.11 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

         8.12 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (1) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (2) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (3) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

         8.13 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         8.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         8.15 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6 p.m. Atlanta, Georgia time.

         8.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

         8.17 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

         8.18 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [SIGNATURE PAGE FOLLOWS]

                               SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE
                                 BY AND BETWEEN
                             SPALDING RIDGE, L.L.C.
                                      AND
                         CARRAMERICA REALTY CORPORATION



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                                   SPALDING RIDGE, L.L.C.

                                   By:  AOP, L.P., its manager


                                        By:     Peterson Management Company,
                                                Inc., its sole general partner





                                        By: :   /s/ Robert E. Peterson
                                                --------------------------------
                                                Robert E. Peterson,
                                                President

Dated:
      --------------------
                                                                        "Seller"


                                        CARRAMERICA REALTY CORPORATION



                                        By: :   /s/ Robert E. Stuckey
                                             -----------------------------------
                                        Name:       Robert E. Stuckey
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
Dated:
      --------------------

                                                                     "Purchaser"

                         EXHIBITS INTENTIONALLY OMITTED

                         AGREEMENT OF PURCHASE AND SALE


                         [DEKALB CHASE, L.P. PORTFOLIO]



         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into by DEKALB CHASE, L.P., a Georgia limited partnership ("Seller"), and CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Purchaser"), under the following circumstances:

         A. Contemporaneously herewith, Purchaser is entering into four other Agreements of Purchase and Sale, one with AOP, L.P., a Georgia limited partnership (the "AOP Agreement"), one with Holcomb Place, L.P., a Georgia limited partnership (the "Holcomb Place Agreement"), and two with Boca Corners, L.P., a Georgia limited partnership (the "Boca Corners Agreements") (the foregoing agreements are sometimes hereinafter collectively called the "Related Purchase Agreements" and the partnerships entering into such agreements are referred to herein as the "Related Sellers").

         B. Pursuant to this Agreement and the Related Purchase Agreements other than the AOP Agreement, for an aggregate purchase price of $71,300,000 and upon and subject to the terms and conditions therein set forth, Purchaser has agreed to purchase, and the above referenced partnerships entering into such agreements have agreed to sell to Purchaser, the six office and office/service properties located in Atlanta, Georgia and the one office/service property located in Boca Raton, Florida described in such agreements.

         C. Pursuant an Agreement of Purchase and Sale with Spalding Ridge, L.L.C., a Georgia limited liability company (the "Spalding Ridge Agreement"), for a purchase price of $5,236,040 and upon and subject to the terms and conditions therein set forth, Purchaser has agreed to purchase from the above referenced limited liability company entering into such agreement (the "Spalding Seller") the office building currently under construction by the Spalding Seller, located in Atlanta, Georgia and described in such agreement (the "Spalding Ridge Property").

         D. Contemporaneously herewith, Purchaser is also entering into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") with Peterson Management Company, a Georgia corporation ("Peterson Management") pursuant to which, for a purchase price of $10,500,000 and upon and subject to the terms and conditions therein set forth, Purchaser has agreed (i) to acquire and Peterson Management has agreed to sell to Purchaser, substantially all of the assets of Peterson Management, including the accounts receivable, personalty, management and leasing agreements, and other contract rights more particularly described therein (the "Management Assets"), and (ii) that it will enter into an employment agreement (the "Employment Agreement") and a non-complete agreement (the "Non-Compete Agreement") with Robert Peterson, all as therein provided for, upon the consummation of the transactions contemplated under such agreement, as well as those contemplated under this Agreement and the other agreements hereinbefore described (other than the Spalding Ridge Agreement).

         E. It is the intention of the parties to this Agreement and the above agreements that the transactions provided for under such agreements (other than the Spalding Ridge Agreement) be interdependent, and that none of the transactions under the balance of such agreements shall proceed unless all of such transactions proceed.

         NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Purchaser and Seller hereby agree as follows:



                      ARTICLE 1:  PROPERTY/PURCHASE PRICE


         1.1     Certain Basic Terms.

         (a)     Seller Notice Address:

                                        c/o Peterson Properties
                                        Attn:  Robert E. Peterson
                                        Suite 700
                                        2849 Paces Ferry Road
                                        Atlanta, Georgia 30339
                                        Telephone:  770-432-3200
                                        Facsimile:  770-431-0782

                 With a copy to:           King & Spalding
                                        191 Peachtree Street
                                        Suite 4800
                                        Atlanta, Georgia 30303
                                        Attn:  Scott J. Arnold
                                        Telephone:  404/572-4600
                                        Facsimile:  404/572-5148


         (b)     Purchaser Notice Address:

                                        CARRAMERICA REALTY CORPORATION
                                        Attention:  Robert G. Stuckey and
                                        Joseph D. Wallace
                                        1700 Pennsylvania Avenue, N.W.
                                        Washington, D.C.  20006
                                        Telephone:  202/624-7500
                                        Facsimile:  202/638-0102

                 With a copy to:        Mayer, Brown & Platt
                                        Attn:  Caroline Brower
                                        141 East Palace Avenue
                                        Santa Fe, New Mexico 87501
                                        Telephone: 505/820-8186
                                        Facsimile: 505/820-7334

         (c)     Date of this Agreement:  The later date of execution by the
                                        Seller and the Purchaser, as
                                        indicated on the signature page.

         (d)     Purchase Price:          $8,058,000.00.

         (e)     Earnest Money:           $57,000.


         (f)     Due Diligence Period:    The period ending 60 days after the
                                  Date of this Agreement.

         (g)     Closing Date:    As designated by the Purchaser upon not less
                                  than 5 days' prior notice to Seller, but no later than 10 days after the expiration of the Due Diligence Period, as such date may be extended pursuant to any express provision of this Agreement.

         (h)     Title Company:   Chicago Title Insurance Company
                                  Attn: Frank Jansen
                                  700 South Flower Street, Suite 920
                                  Los Angeles, California  90017
                                  Telephone:  213/488-4346
                                  Facsimile:  213/891-0834

         (i)     Escrow Agent:    Chicago Title Insurance Company
                                  Attn:  Erica Meinhardt
                                  5775-C Peachtree Dunwoody Road
                                  Suite 200
                                  Atlanta, Georgia  30342
                                  Telephone:  404/303-6300
                                  Facsimile:  404/303-6302


         1.2 Property. Subject to the terms and conditions of this Agreement of Purchase and Sale (the "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

         (a) The "Real Property," being the land described in Exhibit A attached hereto; all improvements and fixtures (other than fixtures owned by tenants pursuant to the Leases) located thereon, including but not limited to the office building located on such land (collectively, the "Improvements"); all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property; and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.

         (b) The landlord's interest in the "Leases," being all leases of space or other occupancy agreements affecting the Improvements, including leases or occupancy agreements which may be made by Seller after the date hereof and before Closing as permitted by this Agreement, and all amendments and supplements thereto, together with any and all guaranties and security received by the landlord in connection therewith.

         (c) The "Personal Property," being all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy or improvement of the Real Property, including without limitation: equipment; machinery; furniture; art work; furnishings; office equipment and supplies; and, whether stored on or offsite, all tools, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements. The term "Personal Property" also shall include any and all deposits, bonds or other security deposited or delivered by Seller with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property.

         (d) The "Intangible Property," being all, right, title and interest of Seller in and to all intangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including without limitation: all trade names and trade marks associated with the Real Property, including without limitation the name of the building comprising a part of the Improvements; the plans and specifications for the Improvements; warranties; indemnities; claims against third parties; all contract rights related to the construction, operation, ownership or management of the Real Property that are expressly assumed by Purchaser pursuant to this Agreement; applications, permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser hereunder; and all books and records relating to the Property.

         1.3 Earnest Money. Within 5 business days after the execution of this Agreement, Purchaser shall deposit the Earnest Money with the Escrow Agent. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement and that certain Earnest Money Escrow Agreement entered into contemporaneously herewith by the parties and the Escrow Agent (the "Earnest Money Escrow Agreement"). The Earnest Money shall be held and disbursed by the Escrow Agent pursuant the Earnest Money Escrow Agreement. In addition to any other right or remedy of Purchaser under this Agreement, the Earnest Money shall promptly be returned to Purchaser pursuant to the Earnest Money Escrow Agreement if Seller is in default under this Agreement, or Peterson Management or any of the Related Sellers are in default under the Asset Purchase Agreement or any of the Related Purchase Agreements, as applicable, and Purchaser elects to terminate this Agreement pursuant to Paragraph 1.5, or if this Agreement is terminated for any reason other than Purchaser's default hereunder.

         1.4 Remedies. Seller's sole remedy in the event of Purchaser's default in its obligation to close this transaction shall be to terminate this Agreement and to retain as liquidated damages the Earnest Money, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. In the event of a Seller default hereunder, if such default is willful or intentional, Purchaser may elect to terminate this Agreement and receive a refund of the Earnest Money, or to pursue such other remedies as may be available to Purchaser at law or in equity, including specific performance. If, however, Seller's default is not willful or intentional, and if the remedy of specific performance is available to Purchaser, the remedy of specific performance shall be Purchaser's sole and exclusive remedy hereunder, Purchaser hereby waiving the right to sue Seller for monetary damages, or for any remedies available at law or in equity other than the right of specific performance. If, however, Seller shall default hereunder and the equitable remedy of specific performance is not available, then Purchaser shall have the right to seek recovery from Seller of Purchaser's direct damages, but hereby waives any right to recover any consequential, speculative or other special damages in such event. For purposes of this provision, specific performance shall be considered not available to Purchaser if the court declines to grant the remedy of specific performance or if the nature of Seller's default or other conditions then existing are such that upon obtaining specific performance Purchaser would receive materially less than Purchaser bargained for in this Agreement.

         1.5     Interdependent Transactions.   Seller and Purchaser agree
that:

                  (i) Purchaser's obligations under this Agreement are expressly contingent upon Seller and the Related Sellers performing their obligations under the Related Purchase Agreements and Peterson Management performing its obligations under the Asset Purchase Agreement;

                 (ii) Seller's obligations under this Agreement are expressly contingent upon Purchaser performing its obligations under the Related Purchase Agreements and the Asset Purchase Agreement;

                 (iii) The Closing under this Agreement and the closings under the Related Purchase Agreements, and the Asset Purchase Agreement shall occur simultaneously and Seller and Purchaser shall cooperate with one another in so scheduling the Closing. Any extension of the closing date under any of the Related Purchase Agreements or the Asset Purchase Agreement pursuant to any express provision therein set forth (but not if by subsequent mutual agreement) shall automatically result in an extension of the Closing Date under this Agreement;

                 (iv) In the event any of the Related Sellers or Peterson Management default in their obligations under the Related Purchase Agreements or the Asset Purchase Agreement and Purchaser elects to endeavor to obtain specific performance of the subject agreement(s), Purchaser may proceed with the Closing hereunder, on the date scheduled as the Closing Date or, so long as Purchaser is not in default hereunder, adjourn the Closing hereunder for such period of time as may be necessary for Purchaser (not to exceed 120 days), proceeding with reasonable diligence and in good faith, to obtain such remedy. If Purchaser has elected to adjourn the Closing hereunder, and if the remedy of specific performance is not available to Purchaser or the aforesaid 120 day period expires prior to Purchaser obtaining relief satisfactory to Purchaser, then Purchaser may, by delivering written notice to Seller, proceed with the Closing hereunder or terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except pursuant to any provisions which by their terms survive any termination of this Agreement. For purposes of this provision, specific performance shall be considered not available to

Purchaser if the court declines to grant the remedy of specific performance or if the nature of the applicable party's default is such that upon obtaining specific performance Purchaser would receive materially less than Purchaser bargained for in the subject agreement;

                 (v) In the event Purchaser terminates any of the Related Purchase Agreements or the Asset Purchase Agreement pursuant to any express right therein granted, for reasons other than a default of the applicable Related Sellers or Peterson Management thereunder, this Agreement shall automatically terminate concurrently therewith and Purchaser shall receive a refund of all Earnest Money deposited hereunder and thereunder; and

                 (vi) Any default by Purchaser under any of the Related Purchase Agreements and/or the Asset Purchase Agreement shall constitute a default by Purchaser under this Agreement.



                             ARTICLE 2:  INSPECTION


         2.1 Seller's Delivery of Specified Documents. To the extent such items are in Seller's possession or control and have not heretofore been provided to Purchaser, Seller shall provide to Purchaser or give Purchaser, and its representatives full access to, at all reasonable times, within 5 business days after the Date of this Agreement, the following with respect to the Property, as well as such other information as Purchaser may reasonably request (the "Property Information"):

         (a) Rent Roll. A current rent roll and delinquency report, including outstanding tenant concessions, tenant improvement reimbursements, leasing commissions or fees, and outstanding landlord obligations for tenant improvements (the "Rent Roll") certified by a representative of Seller satisfactory to Purchaser;

         (b) Operating Statements. Operating statements for the Property for the 36 months preceding this Agreement (the "Operating Statements");

         (c) Tax Statements. Copies or a summary of ad valorem tax statements for the current year or other current tax period (if available) and for the 24 months preceding the Date of this Agreement;

         (d) Leases. Copies of all Leases (and any and all guaranties or other security in connection therewith);

         (e) Commission Schedule and Agreements. A schedule (the "Commission Schedule") and copies of all commission agreements related to the Leases or the Property;

         (f) Tenant Information. Copies of financial statements of all tenants under Leases covering the two years prior to this Agreement, and any information relative to tenant payment history;

         (g) Service Contracts. A list together with copies of all management, service, supply, equipment rental, construction and other contracts related to the operation, improvement or taxation of the Property (the "Service Contracts");

         (h) Maintenance Records. All available maintenance work orders for the Property for the 12 months preceding this Agreement;

         (i) List of Capital Improvements. A list of all capital improvements known to the Seller and performed on the Property within the 24 months preceding this Agreement;

         (j) Reports. Any environmental, soil, structural engineering, drainage and other physical inspection reports, assessments, audits and surveys related to the Property;

         (k) Plans and Specifications. All construction plans and specifications relating to the original development of the Property and any major capital repairs or tenant improvements;

         (l) Insurance. Copies of Seller's certificates of insurance for the Property and any notices received from insurance carriers;

         (m) Proceedings. Copies of any documents or materials relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting the Property or the ability of Seller to consummate the transaction contemplated by this Agreement; and

         (n) Existing Title and Survey Documents. Copy of Seller's existing title insurance policy and any existing surveys of the Property.

         At such time as the last item of Property Information shall have been delivered or made available to Purchaser, Seller shall deliver to Purchaser a written notice (the "Property Information Notice") certifying that all such deliveries have been completed together with an itemization of the matters delivered or made available to Purchaser. Seller shall have the continuing obligation during the pendency of this Agreement to provide Purchaser with any document described above and coming into Seller's possession or produced by Seller after the initial delivery of the Property Information.

         2.2 Due Diligence. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property and, in Purchaser's sole and absolute judgment and discretion, to determine whether the Property is satisfactory to Purchaser and to obtain appropriate internal approval to proceed with this transaction. Purchaser may terminate this Agreement pursuant to this Paragraph 2.2 by giving notice of termination to Seller on or before the last day of the Due Diligence Period. This Agreement shall continue in full force and effect if Purchaser does not give the notice of termination. Upon such termination, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate, except pursuant to any provisions which by their terms survive a termination of this Agreement.

         Purchaser shall have reasonable access to the Property and all books and records relating to the Property that are in Seller's or its property manager's possession or control for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling with Seller's prior written consent not to be unreasonably withheld or delayed), and any other inspections, studies, or tests reasonably required by Purchaser. During the pendency of this Agreement, Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property and any offices where the records of the Property are kept for the purpose of examining and making copies of all books and records and other materials relating to the Property in Seller's or its property manager's possession or control. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, tenants, the Lender, contractors, property managers, parties to Service Contracts and municipal, local and other government officials and representatives, and Seller consents to such inquiries. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all claims asserted by third parties against Seller to recover for personal injury or property damage as a result of Purchaser's entry onto the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to its condition before any such inspection or test. The obligations of Purchaser under the preceding two sentences shall survive the Closing or termination of this Agreement.

         2.3 Tenant Estoppels. Seller shall endeavor to secure and deliver to Purchaser, no later than 2 business days before the Closing Date, estoppel certificates from tenants under all Leases in the form of Exhibit C attached hereto (the "Tenant Estoppels"). The Tenant Estoppels shall be delivered to Purchaser no later than 10 days prior to expiration of the Due Diligence Period. Seller shall provide Purchaser with copies of the Tenant Estoppels for Purchaser's review and comment before delivering the Tenant Estoppels to tenants. Purchaser's obligation to close this transaction is subject to the condition that as of Closing (1) estoppel certificates for all Leases with any tenant who occupies 10% or more of the rentable area of the Property ("Material Leases") and for Leases with tenants occupying 85% of the balance of the rentable area within the Property, in the form of Exhibit C and consistent with the Rent Roll and the representations of Seller in Paragraph 7.1 shall have been delivered to Purchaser; (2) the Material Leases shall be in full force and effect and no material default or claim by landlord or tenant shall exist or have arisen under any Material Leases that was not specifically disclosed in the Rent Rolls included in the initial delivery of the Property Information; and (3) no tenant under any Material Leases shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding.

          If Seller is unable to obtain all the Tenant Estoppels in the required form above, Purchaser shall have the option, as its sole and exclusive remedy, of either terminating this Agreement and receiving a refund of the Earnest Money, or proceeding with the Closing.

         2.4 Service Contracts. During the Due Diligence Period, Purchaser shall notify Seller as to which Service Contracts Purchaser will assume and which Service Contracts must be terminated by Seller at Closing. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are not in default as of the Closing Date and which cannot be cancelled without penalty on 30 days notice. Seller shall terminate at Closing all Service Contracts that are not so assumed. In the event Peterson Management defaults in its obligations under the Asset Purchase Agreement, Seller and Purchaser acknowledge and agree that Purchaser shall have no obligation to accept an assignment of, and Seller shall terminate at closing, any leasing and/or management agreement presently in effect between Seller and Peterson Management.



                      ARTICLE 3:  TITLE AND SURVEY REVIEW


         3.1 Delivery of Title Commitment and Survey. Purchaser shall cause to be prepared (and shall deliver copies to Seller and its counsel) (i) a current, effective commitment for title insurance (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price with Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitments, (ii) a current ALTA-ACSM Urban survey of the Property (the "Survey"), including a certification addressed to Purchaser, in the form attached hereto as Exhibit D; and (iii) copies of Uniform Commercial Code searches in the name of Seller, any general partner or manager of Seller, and the Property issued by the Title Company or a search company acceptable to Purchaser ("UCC Searches").

         3.2 Title Review and Cure. During the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment, the Survey and UCC Searches. Purchaser shall be entitled to object to any title matters shown on the Title Commitment, Survey or UCC Searches, in its sole discretion, by a written notice of objections delivered to Seller on or before the expiration of the Due Diligence Period. Seller will cooperate with Purchaser, at no expense to Seller, in curing any objections Purchaser may have to title to the Property. Seller shall have no obligation to cure title objections except liens and security interests created by, under or through Seller, all of which liens and security interests Seller shall cause to be released at the Closing. Seller agrees to remove such exceptions or encumbrances to title which arise after the Date of this Agreement to the extent created by, through or under Seller. As to any other exceptions or objections raised by Purchaser, Seller shall have, without any obligations to do so, 14 days from the receipt of Purchaser's notice of objections either to have such exceptions or objections removed or, if acceptable to Purchaser, to provide affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion. If Seller fails either to provide for the removal of such exceptions or objections or to obtain affirmative title insurance protection for such exceptions or objections satisfactory to Purchaser in Purchaser's sole discretion within such 14 day period, then Purchaser may elect to terminate this Agreement by delivering written notice to Seller within 14 days following such period. Upon delivery of such termination notice by Purchaser, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement except pursuant to any provisions which by their terms survive a termination of this Agreement, and the Earnest Money shall be immediately returned to the Purchaser. If after the expiration of the Due Diligence Period the Title Company revises any of the Title Commitment, or the surveyor revises the Survey to add or modify exceptions, or to add or modify the conditions to obtaining any endorsement requested by

Purchaser during the Due Diligence Period, then Purchaser may terminate this Agreement and receive a refund of the Earnest Money if provision for their removal or modification satisfactory to Purchaser is not made. Purchaser shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Purchaser did not object as provided above, or to which Purchaser did object, but with respect to which Purchaser did not terminate this Agreement. If there are exceptions or objections raised by Purchaser, the Closing Date shall be extended to the extent necessary to permit Seller and Purchaser to exercise their rights as provided above.

         3.3     Delivery of Title Policy at Closing.   As a condition to
Purchaser's obligation to close, the Title Company shall deliver to Purchaser at Closing an ALTA Owner's Policy (Revised 10-17-70 and 10-17-84) (or other form if required by state law) of title insurance, with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), issued by the Title Company as of the date and time of the recording of the Deed (as defined below), in the amount of the Purchase Price, containing the Purchaser's Endorsements, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions (the "Title Policy"). "Permitted Exceptions" means exceptions approved by Purchaser pursuant to this Agreement; real estate taxes not yet due and payable; and tenants in possession as tenants only under the Leases without any option to purchase or acquire an interest in the Property. "Purchaser's Endorsements" shall mean, to the extent such endorsements are available under the laws of the state in which the Property is located: (1) owner's comprehensive; (2) access; (3) survey (accuracy of survey); and (4) location (survey legal matches title legal). Seller shall execute at Closing an ALTA Statement (Owner's Affidavit) and any other documents, undertakings or agreements required by the Title Company to issue the Title Policy at Closing in accordance with the provisions of this Agreement.

         3.4 Title and Survey Costs. Purchaser shall pay for the cost of the Surveys, including any revisions necessary to make the Surveys conform to the requirements of this Agreement, the cost of the premium for the Title Policy, including the premium for extended coverage and Purchaser's Endorsements and the cost of the UCC Searches.


                    ARTICLE 4:  OPERATIONS AND RISK OF LOSS


         4.1     Ongoing Operations.  During the pendency of this Agreement:

         (a) Preservation of Business. Seller shall cause the Property to be operated only in the ordinary and usual course of business and consistent with past practice, shall preserve intact the Property, preserve the good will and advantageous relationships of Seller with customers, suppliers, independent contractors, employees and other persons or entities material to the operation of its business, shall perform its obligations under Leases and other agreements affecting the Property and shall not deliberately take any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

         (b) Maintenance of Insurance. Seller shall continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

         (c) New Contracts. From and after the Date of this Agreement through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends enter into or amend, terminate, waive any default under, or grant concessions regarding, any contract or agreement that will be an obligation affecting the Property or binding on the Purchaser after the Closing, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any contract or other document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller will not amend, terminate, waive any default under, or grant concessions regarding, any contract or agreement that will be an obligation affecting the Property or binding on the Purchaser after the Closing, without in each instance the prior written consent of Purchaser, which consent will not be unreasonably withheld or delayed.

         (d) Listings and Other Offers. Seller will not list the Property, or any portion thereof, with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of any of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property.

         (e) Leasing Arrangements. From and after the Date of this Agreement through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends to amend, terminate, waive any default under, grant any concession regarding, enter into, or incur any obligation for leasing commissions in connection with, any Lease, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any Lease, document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller will not amend, terminate, waive any default under, grant concessions regarding, enter into, or incur any obligation for leasing commissions in connection with, any Lease without Purchaser's prior written consent in each instance.

         (f) Removal and Replacement of Tangible Personal Property. Seller will not remove any Tangible Personal Property unless it is replaced with a comparable item of equal quality and quantity as existed as of the time of such removal.

         (g) Maintenance of Permits. Seller shall maintain in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership, operation or improvement of the Property.

         4.2 Damage. Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. If such damage is not material, then (1) Seller shall, to the extent possible, begin repairs prior to the Closing using any insurance proceeds received by Seller for the damage, (2) at Closing Purchaser shall receive all insurance proceeds not applied to the repair of any such Property prior to the Closing (including rent loss insurance applicable to any period from and after the Closing Date) due to Seller for the damage, (3) any uninsured damage or deductible (including rent abatement not covered by rent loss insurance), as reasonably estimated by Purchaser, shall be credited to Purchaser at Closing, and (4) Purchaser shall assume the responsibility for the repair after the Closing. If such damage is material, Purchaser may elect by notice to Seller given within 14 days after Purchaser is notified of such damage (and the Closing shall be extended, if necessary, to give Purchaser such 14 day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser. Damage as to any one or multiple occurrences is material if the cost to repair the damage, as reasonably estimated by Purchaser, plus the cost of rent abatement after Closing resulting from the damage, exceeds $50,000 or entitles tenants whose Leases cover, in the aggregate, in excess of 15% of the rentable square feet of the Property to terminate their Leases.

         4.3 Condemnation. Seller shall promptly give Purchaser written notice of any eminent domain proceedings that are contemplated, threatened or instituted with respect to the Property. By notice to Seller given within 14 days after Purchaser receives notice of any such proceedings in eminent domain, and if necessary the Closing Date shall be extended to give Purchaser the full 14 day period to make such election, Purchaser may terminate this Agreement or proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.



                              ARTICLE 5:  CLOSING

         5.1 Closing and Escrow. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of King and Spalding. Closing shall occur through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Escrow Agent shall agree in writing with Seller and Purchaser that (1) recordation of the Deeds constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.

         5.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

         (a) The other party's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

         (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made by the other party at Closing have been tendered;

         (c) As of the Closing Date, no action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by such party;

         (d) Any other condition set forth in this Agreement to such party's obligation to close is not satisfied by the applicable date;

         (e) The Related Purchase Agreements and Asset Purchase Agreement shall be in full force and effect; and

         (f) As a condition to Purchaser's obligation to close, at Closing Seller shall not be in default under any agreement to be assigned to, or obligation to be assumed by, Purchaser under this Agreement.

         So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date or other applicable date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition except for breach by a party of a covenant in which case the Closing shall not relieve such breaching party from any liability it would otherwise have hereunder.

         5.3 Seller's Deliveries in Escrow. Seller shall deliver in escrow to the Escrow Agent the following:

         (a) Deed. A limited warranty deed warranting title against any party claiming by, through or under Seller (the "Deeds");

         (b) Bill of Sale and Assignment of Leases and Contracts. A Bill of Sale and Assignment of Leases and Contracts in the form of Exhibit E attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

         (c) Certificate. A certificate from Seller that each of the representations and warranties contained in Paragraph 7.1 hereof is true and correct as set forth herein as of the Closing Date modified to correct any change arising from and after the Date of this Agreement. Such certificate shall contain an updated certified Rent Roll and list of Service Contracts which Seller shall certify to be true and correct as of Closing;

         (d) Notice to Tenants. A notice to each tenant in the form of Exhibit F attached hereto;

         (e) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

         (f) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed in accordance with the withholding provisions in such Act;

         (g) Tenant Estoppels. Estoppel certificates satisfying the conditions in Paragraph 2.3, dated not earlier than 30 days before the Closing Date;

         (h) Terminations. Terminations, effective no later than Closing, of those Service Contracts which Purchaser has elected not to assume or is not required to assume;

         (i) Lien Waiver. If applicable under local law, a waiver of any lien rights by Peterson Management in connection with its management services provided to the Property;

         (j) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to Purchaser, the Escrow Agent and the Title Company, including an opinion of counsel satisfactory to Purchaser in its reasonable judgment;

         (k) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Seller hereunder.


         5.4 Purchaser's Deliveries in Escrow. Purchaser shall deliver in escrow to the Escrow Agent the following:

         (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account;

         (b) Bill of Sale and Assignment of Leases and Contracts. The Assignment, executed by Purchaser;

         (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

         (d) Authority. Evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to Seller, the Escrow Agent and the Title Company, including an opinion of counsel satisfactory to Seller in its reasonable judgment; and

         (e) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Purchaser hereunder.

         5.5 Closing Statements/Escrow Fees. Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent. The Escrow Agent's escrow fee, closing charges, and any cancellation fee shall be divided equally between and paid by Seller and Purchaser. If Seller and Purchaser cannot agree on the closing statement to be deposited as aforesaid because of a dispute over the prorations and adjustments set forth therein, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Purchase Price and placed in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.

         5.6 Sales, Transfer, and Documentary Taxes. Seller shall pay all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state or local law.

         5.7 Possession. At the time of Closing, Seller shall deliver to Purchaser possession of the Property subject only to the Permitted Exceptions.

         5.8 Delivery of Books and Records. Immediately after the Closing, Seller shall deliver to the offices of Purchaser's property manager: the original Leases and Service Contracts; copies or originals of all books and records of account, contracts, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all permits and warranties; all advertising materials, booklets, keys and other items, if any, used in the operation of the Property; and, if in Seller's possession or control, the original "as-built" plans and specifications; all other available plans and specifications and all operation manuals. Seller shall cooperate with Purchaser after Closing to transfer to Purchaser any such information stored electronically.



                     ARTICLE 6: PRORATIONS AND ADJUSTMENTS

         6.1 Prorations. Not less than 3 business days prior to Closing, Seller shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments under this Article 6. The items in subparagraphs (a) through (e) of this Paragraph 6.1 shall be prorated between Seller and Purchaser as of the close of the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to
Purchaser:

         (a) Taxes and Assessments. Purchaser shall receive a credit for any accrued but unpaid real estate taxes and assessments (including without limitation any assessments imposed by private covenant) applicable to any period before the Closing Date, even if such taxes and assessments are not yet due and payable. If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. Purchaser shall receive a credit for any special assessments which are levied or charged against the Property, whether or not then due and payable. Any attorneys fees incurred by either Seller or Purchaser in connection with the reduction of real estate taxes benefitting each of Seller's and Purchaser's period of ownership, respectively, also shall be prorated as of the Closing Date.

         (b) Collected Rent. Purchaser shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Purchaser shall apply all rent and income collected by Purchaser from a tenant, unless the tenant properly identifies the payment as being for a specific item, first to such tenant's monthly rental for the month in which the Closing occurred and then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting collection costs, any rent properly allocable to Seller's period of ownership. Purchaser shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Seller shall not have the right to seek collection of any rents or other income applicable to any period before the Closing. Any rent or other income received by Seller after Closing which are owed to Purchaser shall be held in trust and remitted to Purchaser promptly after receipt.

         (c) Operating Expense Pass-throughs. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, "Operating Expense Pass-throughs") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. If at Closing it can be determined whether the estimated prepayments of Operating Expense Pass-throughs collected by Seller prior to Closing were in excess of or less than any tenant's share of such expenses actually incurred by Seller, then Purchaser shall receive a credit equal to the amount of any such excess, or if applicable, Seller shall receive a credit equal to the amount of any such underpayment. If the actual under- or overpayments received by Seller for Operating Expense Pass-throughs cannot be determined at Closing, then the parties shall perform their prorations, and make adjusting payments, when the correct amount owed to or from Seller for payments collected prior to Closing in respect of Operating Expense Pass-throughs can be determined as provided in Paragraph 6.3. In either event, Purchaser shall be responsible for crediting or repaying those amounts to the appropriate tenants. If Seller collected estimated prepayments of Operating Expense Pass-throughs attributable to any period after Closing, Seller shall pay or credit any such amounts to Purchaser at Closing.

         (d) Service Contracts. Seller or Purchaser, as the case may be, shall receive a credit for regular charges under Service Contracts assumed by Purchaser pursuant to this Agreement paid and applicable to Purchaser's period of ownership or payable and applicable to Seller's period of ownership, respectively.

         (e) Utilities. Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date; and such adjustment shall be reprorated when the next utility bills are received.

         6.2 Tenant Reconciliations and Post-Closing Adjustments. After year-end (or other applicable period) adjustments with tenants under Leases for Operating Expense Pass-throughs and receipt of final tax and other bills, Purchaser shall prepare and present to Seller a calculation of the reproration of such Operating Expense Pass-throughs, taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within 30 days after presentment to Seller of Purchaser's calculation. Seller may inspect Purchaser's books and records related to the Property to confirm the calculation. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. No other expense related to the ownership or operation of the Property shall be charged to or paid or assumed by Purchaser, whether allocable to any period before or after the Closing, other than those obligations expressly assumed by Purchaser.

         6.3 Leasing Commissions and Management Fees. Purchaser shall receive a credit equal to all management fees due to Peterson Management for the period during the month of Closing prior to Closing, and for any prior month, if not theretofore paid. Purchaser shall assume, in writing, the obligation to pay any leasing commissions due under Leases after the Closing Date, but only to the extent such leasing commissions are identified in the Commission Schedules or approved by Purchaser after the Date of this Agreement. At Closing, Purchaser shall also assume leasing commissions expressly identified in the Commission Schedules which may become due as a result of the renewal or expansion of any Lease as a result of the exercise of such right after the Date of this Agreement.

         6.4 Tenant Improvements and Allowances. Tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances, rent abatement, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties according to whether such obligations arise in connection with (1) Leases in place as of the date of this Agreement other than with respect to renewal or expansion rights under such Leases properly exercised after the date of this Agreement (collectively, "Existing TI Obligations"), or (2) Leases or amendments entered into during the pendency of this Agreement in conformity with the requirements of

Paragraph 4.1(e) or renewals or expansion rights properly exercised after the date of this Agreement ("New TI Obligations"):

         (a) Existing TI Obligations. If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then such costs as reasonably agreed by Purchaser and Seller shall be withheld from the Purchase Price at Closing, placed in an escrow with the Title Company, and Purchaser shall be responsible for completing and paying such Existing TI Obligations. Any funds held in the escrow shall be released to Purchaser without any requirement for the consent of Seller and shall be used by Purchaser to pay the landlord's share of such tenant improvements and allowances. If there are any funds remaining in the escrow after payment of such Existing TI Obligations, such excess shall be paid to Seller; but if the amount in escrow is insufficient for such purpose, Seller shall reimburse Purchaser for such deficiency upon demand. Alternatively, if landlord's obligation is a fixed amount or capable of exact quantification, Purchaser may elect as to any such Existing TI obligations to receive a credit, equal to the landlord's obligation in respect of same, without any obligation to place such funds in escrow, and Purchaser shall assume landlord's responsibility for such Existing TI Obligations.

         (b) New TI Obligations. At Closing, Purchaser shall reimburse Seller for the cost for New TI Obligations properly performed and paid for by Seller to the extent such obligations were expressly approved in writing by Purchaser, and Purchaser shall assume the obligation to perform and pay for such New TI Obligations.

         (c)     Change Orders.   From and after the Date of this Agreement
through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends to agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to Existing TI Obligations or New TI Obligations, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any change order or other document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller shall not agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to Existing TI Obligations or New TI Obligations without Purchaser's prior written approval.

         (d) Evidence of Payment. At Closing, Seller shall provide lien waivers, payment affidavits, certificates of completion, Tenant Estoppels and other evidence reasonably necessary to confirm Seller's compliance with its obligations pursuant to this Paragraph 6.4, and, to the extent such coverage is available, shall provide such indemnity or other assurance to enable the Title Company to insure against any claims against the Property arising from work performed before the Closing.

         6.5 Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Purchaser.

         6.6 Wages. Purchaser shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing before Closing for employees at the Property or arising from the termination of such employees at or prior to Closing. Purchaser shall not be liable for any obligations accruing before Closing under any union contract applicable to any such employees or arising from the termination of any such employees or prior to Closing.

         6.7 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at the Closing.

         6.8 Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.


                   ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

         7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, subject to any conflicting or inconsistent information contained in the Property Information, Seller represents and warrants to Purchaser that:

         (a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing as a Georgia limited partnership. Seller is in good standing and is qualified to do business in the state in which the Real Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms.

         (b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement, or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement. There is not now pending or, to the best of Seller's knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against the Seller that would prevent Seller from performing its obligations hereunder or against or with respect to the Property. To Seller's knowledge, no condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property. Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

         (c) Leases and Rent Roll. The documents constituting the Leases that are delivered to Purchaser pursuant to Paragraph 2.1 are true, correct and complete copies of all of the Leases affecting the Property, including any and all amendments or supplements thereto, and guaranties or other security in connection therewith. To the best of Seller's knowledge, all information set forth in the Rent Roll is true, correct, and complete in all material respects as of its date. Except as set forth in the Rent Roll, there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and, to the best of Seller's knowledge, no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To the best of Seller's knowledge, except as disclosed in the Property Information, no tenants have asserted nor are there any defenses or offsets to rent accruing after the Closing Date and no default or breach exists on the part of any tenant. Seller has not received any notice of any default or breach on the part of the landlord under any Lease.E Except as set forth in the Rent Roll, to the best of Seller's knowledge, all of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

         (d) Service Contracts. The list of Service Contracts delivered to Purchaser pursuant to this Agreement is true, correct, and complete as of the date of its delivery. The documents constituting the Service Contracts delivered to Purchaser are true, correct and complete copies of all of the Service Contracts affecting the Property, or any portion thereof. Neither Seller nor, to Seller's knowledge, any other party is in default under any Service Contract.

         (e) Environmental. Seller has no knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property except as disclosed in the Property Information. Neither Seller nor, to Seller's knowledge, any tenant or other occupant, has manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), and neither Seller nor, to Seller's knowledge, any tenant or other occupant, has used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

         (f) Withholding Obligation. Seller's sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or the Property.

         (g) ERISA. Seller is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such employee benefit plan or plans.


         7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

         (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Maryland corporation. in good standing in the State of Maryland, and will be qualified to do business in the state in which the Real Property is located on the Closing Date. Subject only to obtaining certain internal approvals on or before the expiration of the Due Diligence Period, Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

         (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

         7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the Date of this Agreement and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 1 year. Seller and Purchaser shall have the right to bring an action thereon only if Seller or Purchaser, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such 1-year period, provided Purchaser agrees that any action brought by it for a breach of any of Seller's representations and warranties shall only be brought against the general partner of Seller, and Purchaser shall not seek recovery from, and hereby waives any cause of action it may have against, any of the limited partners of Seller on account of any breach of Seller's representations and warranties. Any representations and warranties of Seller pertaining to information contained in estoppel certificates obtained from tenants shall, as to such tenants, expire as of the later of receipt of such estoppel certificate or the Closing Date. To the extent Purchaser obtains actual knowledge of any breach or inaccuracy in any representation or warranty of Seller prior to Closing and Purchaser nevertheless proceeds with Closing, Purchaser shall be deemed to have waived any right, claim or cause of action arising out of the breach or inaccuracy in any such representation or warranty.

         7.4 Seller's Knowledge. For purposes hereof, "to the best of Seller's knowledge" or words of like effect shall mean the actual knowledge and belief, without investigation beyond files or materials in the possession of Peterson Management Company of Robert Peterson and Reynolds Thompson, and "to Purchaser's knowledge" or words of like effect means the actual knowledge and belief, without investigation beyond the matters delivered or made available to Purchaser as part of the Property Information or disclosed in any Tenant Estoppels, of Joseph Wallace and Robert G. Stuckey.

         7.5 Except as specifically set forth in this Agreement, Seller hereby specifically disclaims and Purchaser hereby waives any warranty, guaranty or representation, oral or written, past, present or future of, as to, or concerning: (i) the nature and condition of the Property, including but not by way of limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Purchaser may wish to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of any improvements located thereon; (iii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise, except for any warranties contained in Seller's deed; (iv) compliance of the Property or its operation with any laws, rules, ordinances or regulations of any government or other body or with any covenants, conditions or restrictions of record that may affect the Property; or (v) the presence or absence of any toxic or hazardous materials at the Property. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS, WHERE-IS" BASIS AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES AND HAS MADE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT IN NO WAY LIMITED TO ANY WARRANTY OF OWNERSHIP, EXISTENCE, QUALITY, QUANTITY, VALUE, CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PERSONALTY. THIS DISCLAIMER DOES NOT EFFECT AN ASSUMPTION OF ANY LIABILITY BY PURCHASER AND IT SHALL NOT BE CONSTRUED TO WAIVE ANY RIGHTS OF CONTRIBUTION OR INDEMNITY OR OTHERWISE AFFECT THE LIABILITIES OF THE PARTIES TO EACH OTHER OR TO THIRD PARTIES UNDER ENVIRONMENTAL LAWS.



                           ARTICLE 8:  MISCELLANEOUS


         8.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Agreement without Seller's consent to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

         8.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

         8.3 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         8.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

         8.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

         8.6 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

         8.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

         8.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all before agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         8.9 Time of the Essence. Time is of the essence in the performance of this Agreement.

         8.10 Confidentiality. Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the specific prior written consent of Purchaser, except for such disclosures to Seller's lenders, creditors, officers, employees and agents as may be necessary to permit Seller to perform its obligations hereunder.

         8.11 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

         8.12 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (1) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (2) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (3) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

         8.13 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         8.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         8.15 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6 p.m. Atlanta, Georgia time.

         8.16 Information and Audit Cooperation. At Purchaser's request, at any time before or after the Closing, Seller shall provide to Purchaser's designated independent auditor access to the books and records of the Property, and all related information regarding the period for which Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission, and Seller shall provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit G attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards.

         8.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

         8.18 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

         8.19 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [SIGNATURE PAGE FOLLOWS]

                               SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE
                                 BY AND BETWEEN
                               DEKALB CHASE, L.P.
                                      AND
                         CARRAMERICA REALTY CORPORATION



        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                              DEKALB CHASE, L.P.

                              By:     Peterson Boca Corners Two, L.P., its
                                      sole general partner



                              By:              /s/ Robert E. Peterson
                                      -----------------------------------------
                                               Robert E. Peterson, its sole
                                               general partner



Dated:
      ------------------

                                                                        "Seller"


                              CARRAMERICA REALTY CORPORATION



                              By:/s/ Robert E. Stuckey
                                 ---------------------------------------
                              Name: Robert E. Stuckey
                                   -------------------------------------
                              Title:
                                    ------------------------------------


Dated:
      ------------------



                                                                     "Purchaser"

                         EXHIBITS INTENTIONALLY OMITTED